CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-277441 on Form S-6 of our report dated April 22, 2024, relating to the financial statement of FT 11388, comprising Brookmont Equity Dividend Portfolio, Series 40, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 22, 2024